SUBSIDIARIES OF THE COMPANY	EXHIBIT 21.1

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

Trimble Planning Solutions Pty Ltd	Australia
Manhattan Asia Pacific Pty Ltd	Australia
Information Alignment Pty Limited	Australia
Trimble Navigation Australia Pty Ltd	Australia
Trimble Loadrite Pty Ltd	Australia
Civil & Structural Computing Pty Ltd	Australia
Trimble Australia Solutions Pty Ltd	Australia
LSI Robway PTY Limited	Australia
Spatial Dimension Australia Pty Ltd	Australia
Plancal GmbH Austria	Austria
Ferdinand Graf GmbH	Austria
Trimble NV	Belgium
ICS Benelux N.V.	Belgium
Acunia International N.V.	Belgium
Trimble Leuven NV	Belgium
Wevada N.V.	Belgium
Gatewing NV	Belgium
Trimble Brasil Solucoes Ltda	Brazil
Gehry Technologies Consultoria E Software Ltda	Brazil
Spatial Dimension Sistemas do Brasil Ltda	Brazil
Load Systems International Inc.	Canada
0807381 B.C. Ltd.	Canada
Applanix Corporation	Canada
Cengea Solutions Corporation	Canada
Geo- 3D Inc.	Canada
Trimble Canada Development Ltd	Canada
PeopleNet Communications Canada Corp	Canada
Trimble Canada Corporation	Canada
Trimble Exchangeco Limited	Canada
Trimble Holdings Company	Canada
VS Visual Statements Inc.	Canada
GeoTrac Systems Inc.	Canada
Maddocks Systems Inc.	Canada
Spatial Dimension Canada ULC	Canada
Trimble Chile Comercial Limitada	Chile
Trimble Navigation Chile Limitada	Chile
Trimble Loadrite Chile SPA	Chile
Trimble Electronics Products (Shanghai) Co. Ltd	China

TNX Trimble Communication and Navigation Technology (Xi’An) Co., Ltd.	China
Tekla Software (Shanghai) Co. Ltd.	China
Tianpan Information Science & Technology Co. Ltd.	China
Tianpan Century Co. Ltd.	China
Trimble Leading Electronic Technology (Shanghai) Co. Ltd	China
Zhongtie Trimble Digital Engineering and Construction Limited Company	China
GT (Beijing) Co., Ltd	China
Eleven Technology (SIP) Co., Ltd	China
Trimble Middle East WLL	Egypt
Fifth Element Oy	Finland
Trimble Finland Oy	Finland
Trimble Solutions Oy	Finland
Trimble Solutions France Sarl	France
Mensi S.A	France
Punch Telematix France S.A.S	France
Trimble France S.A.S	France
Trimble Nantes S.A.S	France
Trimble Lyon SARL	France
ALK Technologies SARL	France
Magnav France Holdco SAS	France
Manhattan Software France SARL	France
GT France S.A.S.	France
Trimble Germany GmbH	Germany
Trimble Kaiserslautern GmbH	Germany
Trimble Jena GmbH	Germany
Trimble TerraSat GmbH	Germany
HHK Datebtechnik GmbH	Germany
3D Laser Systeme GmbH	Germany
Trimble Solutions Germany GmbH	Germany
Geo Systemtechnik GmbH	Germany
Trimble Railway GmbH	Germany
GIL GmbH	Germany
Punch Telematix Deutschland GmbH	Germany
Linear Project GmbH	Germany
Geo Systeme GmbH	Germany
GT Asia Limited	Hong Kong
Trimble Hungary Kft	Hungary
Trimble EM3 Teleservices PVT. Ltd	India
Trimble Navigation India Pvt Limited	India
Trimble Mobility Solutions India Limited	India

Trimble Information Technologies India Pvt. Ltd.	India
Trimble Solutions India Pvt Ltd	India
Spime India Technologies Pvt. Ltd.	India
CSC World (India) Private Limited	India
Lakefield e Technologies Ltd	Ireland
Lakefield e Technologies Group Ltd	Ireland
Lime Daross Limited	Ireland
Trimble Railway Ltd	Ireland
Spektra S.r.L.	Italy
Spektra Agri Srl	Italy
Trimble Italia SRL	Italy
Trimble Japan KK	Japan
Trimble Solutions Japan KK	Japan
Trimble Solutions Korea Co., Ltd	Korea
Trimble Solutions Malaysia Sdn. Bhd.	Malaysia
Geo de SECO S de RL de CV	Mexico
Gehry Technologies Americas Services S de RL de CV	Mexico
Gehry Technologies Americas S de RL de CV	Mexico
KWW Beheer B.V.	Netherlands
Logic Way B.V.	Netherlands
Punch Telematix Nederland B.V	Netherlands
TNL Technology Holdings CV	Netherlands
Trimble Europe B.V	Netherlands
Trimble Loadrite Europe B.V.	Netherlands
Trimble International BV	Netherlands
Gehry Technologies Netherlands BV Inc.	Netherlands
Trimble Loadrite Holdings Limited	New Zealand
Trimble Navigation New Zealand Ltd	New Zealand
Loadrite North America Ltd	New Zealand
Loadrite Limited	New Zealand
Trimble Loadrite Auckland Limited	New Zealand
Manhattan Asia Pacific NZ Limited	New Zealand
Trimble New Zealand Solutions	New Zealand
Trimble Norway AS	Norway
ViaNova Systems Norway AS	Norway
PocketMobile Norge AS	Norway
Trimble Poland Sp. z.o.o.	Poland
Trimble RUS LLC	Russia
Load Systems UK Limited	Scotland
Trimble Navigation Singapore PTE Limited	Singapore
Trimble Solutions SEA Pte. Ltd.	Singapore
Trimble Navigation Technology South Africa (Pty) Ltd	South Africa
Trimble South Africa Distribution Holdings Pty Ltd.	South Africa

Sitech Southern Africa (Pty) Ltd	South Africa
Spatial Dimension (Pty) Ltd	South Africa
Spatial Dimension South Africa Pty Ltd	South Africa
Geotronics Southern Europe S.L	Spain
Punch Telematix Iberica S.L	Spain
Trimble International Holdings S.L	Spain
Trimble Navigation Iberica S.L	Spain
ViaNova Systems Spain S.L.	Spain
Trimble Solutions Sweden AB	Sweden
Trimble A.B	Sweden
Trimble Sweden A.B	Sweden
ViaNova Geosuite AB	Sweden
ViaNova Systems Sweden AB	Sweden
PocketMobile Communications AB	Sweden
PreCom AB	Sweden
Plancal Holding AG	Switzerland
Trimble Lizenz Switzerland GmbH	Switzerland
Trimble Switzerland GmbH	Switzerland
Trimble Holding GmbH	Switzerland
Trimble Thailand Co Ltd	Thailand
Load Systems International FZE	UAE
GT Middle East Limited	UAE
Gehry Technologies Middle East LLC	UAE
Amtech Power Software Ltd	UK
Lake e Technologies Limited (UK)	UK
Trimble Solutions UK Ltd	UK
Trimble MRM Ltd	UK
Trimble UK Limited	UK
StruCAD 2011	UK
ALK Technology Limited	UK
Cobco 867 Limited	UK
CSC (World) Limited	UK
CSC (Holdings) Ltd.	UK
Computer Services Consultants (UK) Ltd.	UK
Civil & Structural Computing (International) Ltd.	UK
Civil & Structural Computing (Middle East) Ltd.	UK
Manhattan Datacraft Ltd	UK
Manhattan Software Group Ltd	UK
Atrium Software Ltd	UK
MSG Public Service Limited	UK
De Facto 1731 Limited	UK
De Facto 1732 Limited	UK
Amtech Group Limited	UK

TSI Stamford Limited	UK
Trade Service Information Limited	UK
TSI Powerdata Limited	UK
Amtech Trustees Limited	UK
Estimation Limited	UK
Bdata Limited	UK
Quickpen Limited	UK
Wix McLelland Limited	UK
ViaNova Systems Company Limited	UK
Loadrite Western Inc.	USA - AZ
Trimble IP Limited Corporation	USA-CA
Trimble IP General Corporation	USA-CA
SECO Manufacturing Company Inc	USA-CA
Trimble Export Limited	USA-CA
Trimble Military and Advanced Systems Inc.	USA-CA
Spime Inc.	USA-CA
Trade Service Company LLC	USA - CA
Office Products Update Services LLC	USA-CA
Fidelity Comtech, Inc.	USA-CO
Trimble Navigation Foundation	USA-DE
PeopleNet Holdings Corporation	USA-DE
PNET Holding Corp.	USA-DE
Trimble Solutions USA Inc.	USA-DE
VirtualSite Solutions LLC	USA- DE
Lake e Technologies Inc.	USA - DE
Trade Service Holdings Inc.	USA - DE
Iron Solutions, Inc.	USA (DE)
Gehry Technologies, Inc.	USA (DE)
Mining Information Systems, Inc.	USA(DE)
Advanced Public Safety Inc	USA-FL
ALK Technologies, Inc.	USA-FL
TMW Systems Inc.	USA-OH
Loadrite Inc.	USA-NC
Telog Instruments, Inc.	USA-NY
PeopleNet Communications Corporation	USA-MN
Beartooth Mapping Inc	USA-MT
Applanix LLC	USA-TX
Ashtech LLC	USA-TX
Dynamic Survey Solutions, Inc.	USA-VT
Geoline Inc	USA-WA